UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Rockwell Medical, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ROCKWELL MEDICAL, INC.
NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2026

To the Stockholders of Rockwell Medical, Inc.:

Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Rockwell Medical, Inc. (the “Company”) will be held as a virtual stockholder meeting at 10:00 a.m. Eastern Time, on June 12, 2026, to consider and take action upon the following matters:

(1)To elect the two Class II directors named in the proxy statement, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified;
(2)To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2026;
(4)To approve and adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock; and
(5)To transact any other business which may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on April 16, 2026 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. You may attend the Annual Meeting, vote and submit a question during the meeting online at www.virtualshareholdermeeting.com/RMTI2026.

All stockholders as of the record date are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. Stockholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The business of the Annual Meeting to be acted upon by the stockholders cannot be transacted unless a majority of the outstanding shares of common stock of the Company is represented at the Annual Meeting.

By Order of the Board of Directors,

/s/ Megan Timmins
Megan Timmins Secretary

Wixom, Michigan
April 30, 2026

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 12, 2026.

This notice of meeting, the proxy statement, the proxy card and the Company’s 2025 Annual Report to Stockholders, which includes the Annual Report on Form 10-K, are available online at www.virtualshareholdermeeting.com/RMTI2026. Stockholders may request a copy of the notice of meeting, the proxy statement, proxy card and 2025 Annual Report to Stockholders by contacting the Company at IR@rockwellmed.com or (248) 432-1362 or online at IR.rockwellmed.com.

ROCKWELL MEDICAL, INC.
30142 Wixom Road, Wixom, Michigan 48393

PROXY STATEMENT

2026 ANNUAL MEETING OF STOCKHOLDERS
June 12, 2026

INTRODUCTION

This proxy statement (the “Proxy Statement”) is being furnished to stockholders by the Board of Directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) in connection with the solicitation of proxies by the Board for use at the 2026 annual meeting of stockholders of the Company to be held on June 12, 2026 at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the attached Notice of 2026 Annual Meeting of Stockholders. The Annual Meeting will be held as a virtual (online) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting online at www.virtualshareholdermeeting.com/RMTI2026.
A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted as follows:
(1)FOR the election of the two Class II directors nominated by our Board, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified (“Proposal 1”);
(2)FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers (“Proposal 2”);
(3)FOR the ratification of the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2026 (“Proposal 3”); and
(4)FOR the approval and adoption of an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (“Proposal 4”).
With respect to such other business which may properly come before the Annual Meeting or any adjournment thereof, votes will be cast in the discretion of the appointed proxies.
These proxy materials are first being sent or made available to stockholders on or about April 30, 2026. References in this Proxy Statement to the “Company,” “we,” “our” and “us” are references to Rockwell Medical, Inc.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and return it to us. If you own your shares through a broker, bank or other nominee, please return your voting instruction form to your broker, bank or nominee, or use the electronic voting means described below to vote your shares.

QUESTIONS AND ANSWERS
Why am I receiving these proxy materials?
You are receiving these proxy materials, including this Proxy Statement, the Notice of the 2026 Annual Meeting of Stockholders, the 2025 Annual Report and the proxy card or voting instruction form, in connection with the solicitation of proxies by the Board for use at the Annual Meeting to be held on June 12, 2026 at 10:00 a.m. Eastern Time, and all adjournments or postponements thereof. The Annual Meeting will be held as a virtual (online) meeting. You may attend the Annual Meeting, vote and submit a question during the meeting by visiting www.virtualshareholdermeeting.com/RMTI2026.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record of our common stock, par value $0.0001 per share, which we refer to as our common stock, at the close of business on April 16, 2026, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the close of business on the record date, we had 39,405,302 shares of common stock outstanding, the only class of stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter submitted for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. Abstentions and broker non-votes will be counted toward the quorum requirement.
Valid proxies in the enclosed form which are timely returned and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted “FOR” the director nominees listed in Proposal 1, and “FOR” Proposals 2, 3 and 4.
How do I vote if I hold my shares in “street name”?
If your shares are held in a stock brokerage account or by a bank or other nominee, then you are not legally a stockholder of record but, rather, are considered to own your shares in “street name” and you will need to direct your broker, bank or nominee, who is considered the stockholder of record of your shares, how to vote your shares.
If you hold your shares in street name as of the record date, the notice of meeting, the Proxy Statement, the 2025 Annual Report and a voting instruction form have been forwarded to you by your broker, bank or nominee. As the beneficial or “street name” owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction form included in the mailing. If you are the beneficial owner and do not direct your broker, bank or nominee how to vote your shares, your broker, bank or nominee will only be able to vote your shares with respect to proposals considered to be “routine”. Your broker, bank or nominee is not entitled to vote your shares with respect to “non-routine” proposals, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or nominee how to vote your shares on all proposals to ensure that your vote is counted.
A street name holder may provide instructions to their broker, bank or nominee on how to vote their shares in any of the following ways:
•By completing, signing and dating each voting instruction form received and returning it in the envelope provided; or
•By Internet at www.proxyvote.com and following the instructions outlined on the secure website (have your 16-digit control number available).
How do I vote if I am a stockholder of record?
You are considered a stockholder of record if your shares are registered directly in your name with our transfer agent. If you are a stockholder of record, you may vote your shares in either of the following ways:
•By signing and dating each proxy card you received and returning it in the envelope provided; or
•By attending the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RMTI2026.

How Can I Participate in the Virtual Annual Meeting?
Stockholders of record as of the close of business on the record date are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions during the meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/RMTI2026, enter the 16-digit control number found on your proxy card or notice, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
The meeting webcast will begin promptly at 10:00 a.m. Eastern Time. Online check-in will begin approximately 15 minutes before the meeting start time. We encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support. Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website.
What am I voting on?
The proposals to be voted on at the Annual Meeting are as follows:
(1)To elect the two Class II directors nominated by the Board, each to serve for a three-year term expiring at the 2029 annual meeting of stockholders and until his or her successor has been duly elected and qualified;
(2)To approve, on an advisory basis, the compensation of the Company’s named executive officers;
(3)To ratify the selection of EisnerAmper LLP as the Company’s independent registered public accounting firm for 2026; and
(4)To approve and adopt an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock.
How does the Board recommend that I vote?
The Board recommends that you vote your shares of common stock “FOR” the director nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4.
What votes are required by our stockholders on the Board’s proposals and how are votes counted?
Votes will be counted by the Inspector of Elections appointed for the Annual Meeting.
Proposal 1: Election of Class II Directors
In an uncontested election (i.e., an election where the number of director nominees equals the number of director positions up for election), such as the one taking place at the Annual Meeting, directors are elected by a majority of the votes cast, meaning each director nominee must receive a greater number of shares of common stock voted “FOR” his or her election than the number of shares of common stock voted “AGAINST” his or her election in order to be elected. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 2: Advisory Approval of Executive Compensation
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the advisory approval of executive compensation. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the ratification of the selection of our independent registered public accounting firm for the year ended December 31, 2026. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Proposal 4: Approval of an Amendment to the Company’s Certificate of Incorporation to Effect a Reverse Stock Split of the Company’s Common Stock
The affirmative vote of the holders of shares of common stock representing a majority of the votes cast on the matter is required for the approval of an amendment to the Company’s Certificate of Incorporation. Broker non-votes, if any, and abstentions will not be counted as votes cast on the matter and will have no effect on the outcome of this proposal.
Can I change my vote after I have mailed my proxy card?
A stockholder who has submitted a completed proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of such revocation to our Secretary or by executing and delivering to the Secretary a later dated proxy. Attendance at the Annual Meeting by a stockholder who has submitted a proxy will not have the effect of revoking it unless such stockholder votes at the Annual Meeting or submits written notice of revocation to the Company’s Secretary before the proxy is voted.
Any written notice revoking a proxy, and any later dated proxy, must be received by the Company prior to the date of the Annual Meeting (unless delivered directly to the Company’s Secretary at the Annual Meeting) and should be sent to Rockwell Medical, Inc., 30142 Wixom Road, Wixom, MI 48393, Attention: Secretary.
What if another matter is properly brought before the Annual Meeting?
As of the date of filing this Proxy Statement, the Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote on such matters in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay the costs associated with the solicitation of proxies, including the preparation, assembly, printing and mailing of the proxy materials. We have retained InvestorCom LLC, at 1055 Washington Blvd, Suite 520, Stamford, CT, 06901, to act as a proxy solicitor in connection with the Annual Meeting at a cost of $6,000 plus reasonable out-of-pocket and other expenses. If you have questions about the Annual Meeting, please contact InvestorCom at (203) 972-9300 or toll free at (877) 972-0090, or email them at info@investor-com.com.
In addition, our employees, officers and directors may solicit proxies in person or via telephone or the Internet. We will not pay additional compensation for any of these services. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”
How can I find out the voting results?
We expect to announce preliminary voting results at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”) within 4 business days after the Annual Meeting.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, please contact Investor Com at:

InvestorCom LLC
1055 Washington Blvd, Suite 520
Stamford, CT 06901
Telephone: (203) 972-9300 or Toll Free (877) 972-0090
Fax: (203) 803-4120
E-mail: info@investor-com.com

You also can contact us at:
Rockwell Medical, Inc.
30142 Wixom Road
Wixom, MI 48393
Telephone: (800) 449-3353
E-mail: ir@rockwellmed.com

PROPOSAL 1
ELECTION OF DIRECTORS

Background
Our Board is divided into three classes, designated Class I, Class II and Class III. Each year, on a rotating basis and until their successor has been elected and qualified, the terms of office of the directors in one of the three classes expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The terms of each of the Class II Directors will expire at the Annual Meeting, the terms of each of the Class III Directors will expire at the 2027 annual meeting of stockholders and the terms of each of the Class I Directors will expire at the 2028 annual meeting of stockholders, in each case upon the election and qualification of the applicable successors.
Set forth below are the names and certain information for each continuing member of the Board, including the nominees for election as Class II directors, as of March 1, 2026. Former director Andrea Heslin Smiley resigned from the Board effective November 17, 2025. Mr. Ravich is not standing for reelection at the Annual Meeting. The size of the Board will be reduced to six members once Mr. Ravich’s term concludes at the Annual Meeting. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five years, and the names of other public companies of which he or she has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our Nominating and Governance Committee and our Board to conclude that he or she should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance—Nominating and Governance Committee” that the Nominating and Governance Committee expects of each director. There are no family relationships among any of our directors, nominees for director, or executive officers.

Name	Age	Position(s)

Class I Directors:
Allen Nissenson, MD(1)(3)	79	Director
John G. Cooper(1)(2)	67	Director
Class II Directors:
Joseph Dawson	61	Director
Joan Lau, Ph.D.(1)(2)	55	Director
Mark H. Ravich(2)(3)	73	Director
Class III Directors:
Mark Strobeck, Ph.D.	55	President and Chief Executive Officer, Director
Robert S. Radie(3)	62	Chairman
——————
(1)Member of the Compensation Committee.
(2)Member of the Audit Committee.
(3)Member of the Nominating and Governance Committee.

Nominees For Reelection to Our Board
Joseph Dawson, has been a director since November 2025. Mr. Dawson was initially identified for a position on our Board by Dr. Strobeck. Since July 2025, Mr. Dawson has served as an independent consultant. From May 2013 to June 2025, he served as President, North America of Nipro Medical Corporation (TSE: 8086), a medical equipment manufacturing company where he oversaw renal health operations in North America. Prior to that, Mr. Dawson served as Senior Director of Corporate Account Sales for Cordis Corporation, then a subsidiary of Johnson & Johnson. Mr. Dawson earned his Bachelor of Science in Neurobiology from St. John’s University.
We believe Mr. Dawson’s expertise in the renal health space qualifies him for service as a director of our Company.
Joan Lau, Ph.D. has been a director since October 2023. Since 2016, Dr. Lau has served as Chief Executive Officer of Spirovant Sciences Inc. (formerly Talee Bio prior to its acquisition), a company focused on the discovery and development of gene therapies for respiratory diseases, which she founded. Since 2013, Dr. Lau has been co-founder and partner of Militia Hill Ventures, a firm that creates and builds innovative life science entities. Dr. Lau also serves as trustee of the Brandywine Realty Trust (BDN), a publicly-traded, full-service, integrated real estate company, Universal Display Corporation, a publicly traded company, since March 2024, and as a director of RiboNova, Inc., a private company. She previously served as a director of Renovacor, Inc. Dr. Lau is also a trustee of the Philadelphia Orchestra and Kimmel Center, Inc. and the University of Pennsylvania. Dr. Lau earned an MBA from the Wharton School at the University of Philadelphia, a PhD in Medical Neuroscience from the University of Cincinnati College of Medicine, and a BSE in Bioengineering from the University of Pennsylvania.
We believe that Dr. Lau’s extensive scientific knowledge, management experience in the biopharmaceutical industry, financial experience, including with regard to capital markets, and regulatory expertise qualify her for service as a director of our Company.
Recommendation of the Board
Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has nominated each of Mr. Dawson and Dr. Lau for election as directors. Each of Mr. Dawson and Dr. Lau’s terms as a director will expire at the 2029 Annual Meeting as a Class II Director and upon the election and qualification of his or her successor, subject to prior death, resignation, retirement, disqualification or removal. Each of Mr. Dawson and Dr. Lau currently serves as a Class II director and has indicated a willingness to continue to serve as a director.
Unless contrary instructions are given, the shares represented by a properly executed proxy will be voted FOR the election of each nominee. Should any of the nominees become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares they represent for the election of such other person as the Board may recommend or the Board may decrease the size of the Board. Management has no reason to believe that any nominee is unavailable or will not serve if elected.
Information regarding the remainder of our Board, along with corporate governance information, can be found starting on the following page of this Proxy Statement.

THE BOARD RECOMMENDS A VOTE “FOR”
THE NOMINEES FOR DIRECTOR

DIRECTORS CONTINUING IN OFFICE

Class III Directors (Terms Expiring 2027):
Mark Strobeck, Ph.D. Mark Strobeck, Ph.D. has served as our President, CEO and a director since July 2022. He served as Managing Director of Aquilo Partners, LP, a life sciences investment bank, from May 2021 to June 2022. He previously served as Executive Vice President and Chief Operating Officer of Assertio Holdings, Inc., a pharmaceutical company, from May 2020 to December 2020. Prior to that, Dr. Strobeck was Executive Vice President and Chief Operating Officer of Zyla Life Sciences, a pharmaceutical company, from September 2015 through its merger with Assertio Holdings, Inc. in May 2020, and previously served as Zyla’s Chief Business Officer from January 2014 to September 2015. Before his employment at Zyla, he served as Zyla’s advisor from June 2012 to December 2013. From January 2012 to December 2013, he served as President and Chief Executive Officer and a director of Corridor Pharmaceuticals, Inc., a pharmaceuticals company, which was acquired by AstraZeneca plc in 2014. From December 2010 to October 2011, Dr. Strobeck served as Chief Business Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company acquired by Sanofi Pasteur in the fourth quarter of 2011. From June 2010 to November 2010 and October 2011 to January 2012, Dr. Strobeck worked as a consultant. From January 2008 to May 2010, Dr. Strobeck served as Chief Business Officer of Trevena, Inc., a pharmaceutical company. Prior to joining Trevena, Dr. Strobeck held management roles at GlaxoSmithKline plc, a pharmaceuticals company, and venture capital firms SR One Limited and EuclidSR Partners, L.P. Dr. Strobeck has served on the Board of Directors of Windtree Therapeutics, Inc. since June 2023. He also served on the board of directors of Horse Power For Life, a nonprofit organization dedicated to improving the quality of life for individuals diagnosed with cancer, from 2012 to 2024. Dr. Strobeck received his B.S. in Biology from St. Lawrence University and his Ph.D. in Pharmacology and Biophysics from the University of Cincinnati, and completed his post-doctoral fellowship at the University of Pennsylvania.
We believe that Dr. Strobeck’s role as President and Chief Executive Officer of our Company and his extensive scientific knowledge, coupled with his extensive management experience in the biopharmaceutical industry, and experience in the capital markets qualify him for service as a director of our Company.
Robert S. Radie has been a director since March 2020 and Chairman of the Board since April 2022. Mr. Radie has served as Chief Executive Officer and Chairman of the board of directors of Neuraptive Therapeutics, Inc., a private, clinical stage company focused on improving outcomes in traumatic peripheral nerve injury, since June 2020. He previously served as President and Chief Executive Officer and a member of the board of directors of Zyla Life Sciences, a life sciences company, from March 2012 to October 2019. From November 2010 to October 2011, Mr. Radie served as President and Chief Executive Officer of Topaz Pharmaceuticals Inc., a specialty pharmaceutical company. From March 2009 to November 2010, Mr. Radie served as President and Chief Executive Officer of Transmolecular, Inc., a biotechnology company, after serving as a consultant to Transmolecular from December 2008 through March 2009. From September 2007 to September 2008, Mr. Radie served as the Chief Business Officer of Prestwick Pharmaceuticals, Inc., a specialty pharmaceutical company. Before joining Prestwick, Mr. Radie served in senior management positions with a number of pharmaceutical and biotechnology companies, including Morphotek, Inc., Vicuron Pharmaceuticals, Inc. and Eli Lilly and Company. He has served as board chairman of Monument Therapeutics since April 2025 and has also served as a director of Biograil, Inc. since December 2025 and Orcosa Inc since January 2024. He has also served as director of Valsource since October 2020. He previously served as a member of the board of directors of Paratek Pharmaceuticals from November 2014 to September 2023,Veloxis Pharmaceuticals A/S from June 2016 to February 2020 and Affinium Pharmaceuticals, Ltd. from July 2012 to March 2014. He also served as a Director for Life Science PA, an industry advocacy group in Pennsylvania. Previously, he served as a director of Horse Power for Life, a nonprofit organization of to improving the quality of life for individuals diagnosed with cancer from 2006 through 2024. Mr. Radie received his B.S. in Chemistry from Boston College.
We believe that Mr. Radie’s prior executive management, finance, commercialization, capital raising, investor relations and public company experience in the life sciences industry qualifies him for service as a director of our Company.
Class I Directors (Term Expiring 2028):
John G. Cooper has been a director and Chair of the Audit Committee since September 2017. Mr. Cooper is currently principal of JGC Advisors, providing corporate development and financial advisory services to emerging life science companies, and serves on the strategic advisory board of IC Surgical, Inc. From 2001 to 2016, Mr. Cooper was a senior executive for Windtree Therapeutics Inc. (formerly Discovery Laboratories, Inc.), a publicly traded bio pharmaceutical company and the first to receive FDA approval for a synthetic peptide-containing surfactant to address premature infants with respiratory distress syndrome. At Discovery Labs, Mr. Cooper served as president, chief executive officer and a member of the board of directors from 2013 to 2016, president and chief financial officer from 2010 to 2013, executive vice president and chief financial officer from 2002 to 2010 and senior vice president and chief financial officer from 2001 to 2002. Previously, Mr. Cooper served as senior vice president and chief financial officer at

Chrysalis International Corporation, a public company providing drug development services to the biopharmaceutical industry, and DNX Corporation, a public life sciences company pioneering transgenic technology for xenotransplantation and biotherapeutic development. Previously, Mr. Cooper served as a financial executive at ENI Diagnostics, Inc., a public life sciences company (acquired by Pharmacia AB) that developed and commercialized the second FDA-approved blood diagnostic test for HIV and a financial analyst at CR Bard, Inc., a public medical device company. Mr. Cooper earned a certified public accountant credential in 1985 and his B.S. in Commerce from Rider University.
We believe that Mr. Cooper’s extensive executive management, finance and accounting, capital raising, strategic alliance, investor relations and governance experience with public companies in the life sciences industry qualifies him for service as a director and Chair of the Audit Committee of our Company.
Allen Nissenson, MD has been a director since June 2020. Dr. Nissenson served as Emeritus Chief Medical Officer of DaVita Kidney Care, a division of DaVita HealthCare Partners, a healthcare company, from January 2020 to January 2022. He previously served as Chief Medical Officer of DaVita Kidney Care from August 2008 to December 2019. Dr. Nissenson is also currently an Emeritus Professor of Medicine at the David Geffen School of Medicine at University California Los Angeles, a public research university, where he previously served as Director of the Dialysis Program and Associate Dean. He has served on the board of directors of Angion Biomedica Corp., now Elicio Therapeutics, a late-stage biopharmaceutical company, since January 2020. He is a member of the Board of Directors of Diality Inc., a medical device company, and Innocura Nephrology, a national nephrology practice organization. He is the immediate past Chair of Kidney Care Partners and immediate past Co-Chair of the Kidney Care Quality Alliance. He is a former president of the Renal Physicians Association and current member of the Government Affairs Committee. Dr. Nissenson also previously served as President of the Southern California End-Stage Renal Disease Network, as well as Chair of the Medical Review Board. He also served as a Robert Wood Johnson Health Policy Fellow of the Institute of Medicine, working in the United States Senate with Senator Paul Wellstone. Dr. Nissenson earned his B.S. from Northwestern University and his M.D. from Northwestern University Medical School.
We believe Dr. Nissenson’s expertise in the renal health space and extensive experience as both a public company executive, clinician and professor, qualify him for service as a director of our Company.

CORPORATE GOVERNANCE
Independence
Except as may otherwise be permitted by Nasdaq Stock Market rules, our Principles of Corporate Governance provide that a majority of the Board shall be independent directors. An “independent” director is a director who meets the Nasdaq Stock Market definition of independence, as determined by the Board. Based on the absence of any material relationship between each such director and the Company, other than in their capacities as directors and stockholders, the Board has determined that each of Messrs. Cooper, Radie and Ravich, and Drs. Lau and Nissenson (representing all current directors other than Dr. Strobeck, who also serves as the Company’s President and Chief Executive Officer, and Mr. Dawson, who entered into a consulting arrangement with the Company as described below in “Certain Relationships and Related Party Transactions”) are independent, as independence is defined in the applicable Nasdaq Stock Market and SEC rules. Former director Andrea Heslin Smiley was independent during the period she served on the Board in 2025.
Board Leadership Structure
Our Principles of Corporate Governance provide that the Board will elect a Chairman of the Board, who is not the CEO of the Company. In the event that there is a need for a lead independent director, the Board will appoint a lead independent director. Our Board believes that it is in the best interests of the Company and our stockholders to separate the role of Chairman of the Board from the role of Chief Executive Officer. Our Board believes that this separate leadership structure enhances the accountability of our Chief Executive Officer to our Board, strengthens our Board’s independence from management and ensures a greater role for the independent directors in the oversight of the Company. In addition, our Board believes that separating these roles allows the Chief Executive Officer to focus his efforts on operating our business and managing our Company in the best interests of our stockholders, while the Chairman provides guidance to the Chief Executive Officer and, in consultation with management, helps to set the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairman presides over meetings of the full Board. Mr. Radie serves as Chairman of the Board and Dr. Strobeck serves as the Company’s President and CEO, as well as a Class III Director.
Our Board believes that the current Board leadership structure is in the best interests of the Company and its stockholders at this time. Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairperson and CEO roles, might be appropriate. Accordingly, our Board periodically reviews its leadership structure.
Meetings and Committees of the Board
During 2025, the Board held twelve meetings. Each current director attended at least 75% of the total number of meetings of the Board and committees of which they were a member in 2025. It is the Board’s policy that, absent any unusual circumstances, all director nominees standing for election will attend the Annual Meeting. Our 2025 annual meeting of stockholders was conducted virtually, with all of the then-sitting directors attending the meeting. In addition to formal Board meetings, the Board members have frequent informal discussions and conferences with management throughout the year.
Audit Committee
We have an Audit Committee which is composed of Messrs. Cooper (Chair) and Ravich and Dr. Lau. The Audit Committee held six meetings in 2025. The Board has determined that Mr. Cooper, who is the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in applicable Nasdaq Stock Market and SEC rules. The Audit Committee has a written charter setting forth the responsibilities of the committee, a copy of which is available on the “Investors” section of our website at www.rockwellmed.com. The charter provides that the Audit Committee will assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.
The functions of the Audit Committee include, among other things, (1) monitoring the adequacy of the Company’s internal controls, (2) engaging and overseeing the work of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, including the conduct of the annual audit and overseeing the independence of such firm, (3) overseeing our independent accountants’ relationship with the Company, (4) reviewing the audited financial statements and the matters required to be discussed by Auditing Standard No. 1301 with management and the independent accountants, including their judgments about the quality of our accounting principles, applications and practices, (5) recommending to the Board whether our current audited financial statements should be included in our Annual Report on Form 10-K, (6) reviewing with management and our independent accountants our quarterly financial information before we file our Forms 10-

Q, (7) reviewing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting and compliance matters, (8) reviewing related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and, where appropriate, approving such transactions, (9) monitoring with management the status of pending litigation and investigations, and (10) overseeing the Company’s compliance functions.
Audit Committee Report
Our Audit Committee has:
•Reviewed and discussed with management our audited financial statements for the year ended December 31, 2025;
•Discussed with our independent accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•Received the written disclosures and the letter from our independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and
•Discussed with our independent accountants the independent accountants’ independence.
Based on its review and discussions described above, our Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC.
Management is responsible for our financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. Our Audit Committee’s responsibility is to monitor and review these processes. Our Audit Committee has relied, without independent verification, on management’s representation that our financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent accountants included in their report on our financial statements.
By the Audit Committee:
John G. Cooper (Chairman)
Joan Lau, Ph.D.
Mark Ravich
Compensation Committee
We have a Compensation Committee which is composed of Dr. Lau (Chair), Mr. Cooper and Dr. Nissenson. The Compensation Committee held eight meetings in 2025. The Compensation Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on the “Investors” section of our website at www.rockwellmed.com. Pursuant to the charter, the Compensation Committee is generally responsible for (1) overseeing, reviewing and approving all compensation and benefits for executive officers, including the Chief Executive Officer, (2) assessing the performance of the Chief Executive Officer and reviewing the performance recommendations of the executive officers who report to the Chief Executive Officer, (3) establishing performance objectives of the Company, (4) making recommendations to the Board for director compensation, (5) overseeing and administering the stock compensation program, (6) overseeing the development and implementation of our compensation and employee benefit plans and discharging its responsibilities under such plans, (7) reporting to the Board on our compensation policies, programs and plans, (8) approving other employee compensation and benefit programs where Board action is necessary or appropriate, and (9) overseeing the assessment of risks related to the Company’s compensation policies and programs. Except to the extent prohibited by Nasdaq Stock Market rules and state law, our Compensation Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company.
Pursuant to its authority under its charter to retain compensation consultants, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an executive compensation consulting firm, to act as its independent advisor with respect to compensation decisions. We utilize Compensia to conduct a comprehensive review and benchmarking of overall executive and director compensation programs. All services provided by Compensia to the Compensation Committee are conducted under the direction and authority of the Compensation Committee, and all work performed by Compensia must be pre-approved by the Compensation Committee. Compensia does not provide any other services to the Company and does not own any shares of the Company’s stock. There are no personal or business relationships between the Compensia consultants and any executive of the Company. In addition, there are no personal relationships between the Compensia consultants and any member of the Compensation Committee. Compensia maintains a detailed conflict of interest policy in order to ensure that the compensation committees for which it works receive conflict-free advice.

Nominating and Governance Committee
We have a Nominating and Governance Committee which is composed of Dr. Nissenson (Chair), Mr. Ravich, and Mr. Radie. Mr. Dawson served on the Nominating and Governance Committee from November 2025 until February 2026. The Nominating and Governance Committee held one meeting in 2025. The Nominating and Governance Committee has a written charter setting forth the responsibilities of the committee, a copy of which is posted on the “Investors” section of our website at www.rockwellmed.com. Pursuant to the charter, the Nominating and Governance Committee is generally responsible for (1) oversight of the corporate governance of the Company, (2) recommending appropriate corporate governance practices, (3) identifying individuals qualified to become directors and selecting, or recommending that the Board select, the candidates for all directorships to be filled by the Board or by the stockholders, (4) oversight of the evaluation of the Board and its committees, and (5) evaluating the charters of our Board’s committees and the principles of our Board.
In identifying candidates for director, our Nominating and Governance Committee will consider suggestions from incumbent directors, management or others, including stockholders. Our Nominating and Governance Committee may retain the services of a consultant from time to time to identify qualified candidates for director. Our Nominating and Governance Committee reviews all candidates in the same manner without regard to who suggested the candidate. In selecting candidates, our Nominating and Governance Committee will consider all factors it believes appropriate, which may include (1) ensuring that the Board, as a whole, is diverse and consists of individuals with various and relevant career experience, technical skill, industry knowledge and experience, financial expertise, local or community ties, and (2) individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, especially the life sciences industry, independence of thought and an ability to work collegially. Although it has no formal policy with regard to diversity, our Nominating and Governance Committee, with respect to diversity, considers such factors as differences of viewpoint, education, skill and other individual qualities and attributes that contribute to board heterogeneity. The Board and Nominating and Governance Committee assess their effectiveness in this regard annually.
Director Time Commitments
While Board members benefit from service on the boards of other companies and such service is encouraged, under the Principles of Corporate Governance, directors are expected to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. In this regard, the Company has adopted specific limits on the number of other public company boards upon which a director may sit. Ordinarily, directors may not serve on the boards of more than five public companies and directors who are executive officers of public companies may not serve on the board of more than of more than one other public company, in addition to the Company’s Board. As part of the annual director nomination process, the Nominating and Governance Committee considers directors’ adherence to these expectations, and directors are expected to obtain the approval of the Nominating and Governance Committee before accepting a seat on the board of another for-profit organization.
Director Resignation Policy
Under our Principles of Corporate Governance and Majority Voting Policy, any nominee who receives a greater number of votes “AGAINST” their election than votes “FOR” their election is expected to tender their resignation to the Nominating and Governance Committee. The Nominating and Governance Committee will then recommend to the Board whether to accept or reject the resignation offer, or whether other action should be taken. In determining whether to recommend that the Board accept any resignation offer, the Nominating and Governance Committee may consider all factors that the committee’s members believe are relevant. The Company will promptly disclose the Board’s decision-making process and decision regarding whether to accept a resignation offer in a Current Report on Form 8-K filed with the SEC. Nominees generally will not participate in the Nominating and Governance Committee’s or the Board’s considerations of the appropriateness of their continued service, but may otherwise remain active and engaged in all other Board-related activities, deliberations and decisions while consideration of such director’s resignation is ongoing.
Nominations of Directors
Nominees for director that are proposed by stockholders must be proposed pursuant to timely notice in writing to our Secretary, at Rockwell Medical, Inc., 30142 Wixom Road, Wixom, MI 48393, as provided in our bylaws. The requirements for proposing director candidates, as set forth in our bylaws, are described below.
Stockholders proposing director nominees for election at the 2027 annual meeting of stockholders must provide written notice of such intention, along with the other information required by our bylaws, to our Secretary at our principal executive offices no earlier than the close of business on December 1, 2026 and no later than December 31, 2026. If the 2027 annual meeting of stockholders date is significantly advanced or delayed from the first anniversary of the date of the Annual Meeting, then the notice and information must be given not later than the 120th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the 2027 annual meeting of stockholders. With respect to an election to be held at a special meeting of stockholders, such notice must be given in accordance with the procedures set forth in our bylaws no earlier than the close of business on the 150th day before and not later than the close of business on the 120th day before the date of such special meeting or, if later, the 10th day after the first public disclosure of the date of such special meeting. A proponent must also update the information provided in or with the notice at the times specified by our bylaws. Nominees for director pursuant to a notice which is not timely given or does not contain the information required by our bylaws or which is not delivered in compliance with the procedures set forth in our bylaws will not be considered at the stockholders meeting. In addition to giving notice pursuant to the advance notice provisions of the Company’s bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must also provide the notice required under Rule 14a-19, the SEC’s universal proxy rule, to the Secretary of the Company regarding such intent no later than April 13, 2027.
Only persons who are stockholders both as of the giving of notice and the date of the stockholders meeting and who are eligible to vote at the stockholders meeting are eligible to nominate directors. The nominating stockholder (or his qualified representative) must attend the stockholders meeting and present the proposed nominee in order for the proposed nominee to be considered.
The Board has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Board uses a subjective process for identifying and evaluating candidates for nomination as a director, based on the information available to, and the subjective judgments of, the members of the Board and our then current needs. The Board does not believe there would be any difference in the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder.
Board Role in Risk Oversight
Our Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s enterprise risks. While our Board oversees the Company’s enterprise risk management and establishes policies, Company management is responsible for day-to-day enterprise risk management processes. The Board and its committees provide enterprise risk management oversight function through regular, periodic reporting from and discussions with management appropriate to the nature and magnitude of the particular enterprise risk. Our Audit Committee oversees management of financial risks, risks associated with conflicts of interest and cybersecurity risks. Our Compensation Committee oversees management of risks relating to executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing management of those risks, the entire Board is regularly informed about those risks. In addition, management’s role is to evaluate and assess business risks and to inform the Board of its evaluation of such business risks periodically. Our Chief Compliance Officer is responsible for our internal compliance program and reports to our Audit Committee.
Code of Business Conduct and Ethics
Our Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:
•Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make;
•Compliance with applicable governmental laws, rules and regulations;
•The prompt internal reporting of violations of the Code of Business Conduct and Ethics to the appropriate person or persons or through the Company’s anonymous whistleblower hotline; and
•Accountability for adherence to the Code of Business Conduct and Ethics.
Principles of Corporate Governance
Our Board has adopted our Principles of Corporate Governance, which are reviewed annually by our Board and the Nominating Committee. These Principles of Corporate Governance, along with our Certificate of Incorporation, Bylaws and the charters of our Board’s committees, and our Disclosure Committee, form the framework for the governance of our Company. These principles include principal board responsibilities, and incorporate our Majority Voting Policy, Claw-back Policy, Lead Independent Director Charter (if a lead independent director is appointed), the Board’s policy against hedging and pledging our shares of common stock, insider trading policy, and stock ownership guidelines. Our Principles of Corporate Governance, as currently in effect, are available on the “Investors” section of our website at www.rockwellmed.com.

Compensation Committee Interlocks
None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers who served in 2025 currently serves, or in the past fiscal year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.
Stockholder Communications with the Board
Our Board has a process for our stockholders to send communications to our Board or Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications may be sent to our Board, our Audit Committee or specific directors by regular mail to the attention of our Board, our Audit Committee or specific directors, at our principal executive offices at 30142 Wixom Road, Wixom, MI 48393. All of these communications will be initially reviewed by our Secretary (1) to filter out communications that the Secretary deems are not appropriate for the directors, such as communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate directors.

EXECUTIVE OFFICERS

The executive officers of the Company are elected or appointed annually and serve as executive officers of the Company at the pleasure of our Board. Certain information regarding our executive officers who are not directors, as of March 1, 2026, is set forth below.

Name	Age	Position(s)

Mark Strobeck, Ph.D.(1)	55	President and Chief Executive Officer, Director
Megan Timmins	53	Executive Vice President, Chief Legal Officer and Secretary
Jesse Neri	48	Senior Vice President and Chief Financial Officer
Timothy Chole	52	Senior Vice President and Chief Commercial Officer
Heather Hunter	47	Senior Vice President and Chief Operating Officer
(1)For Dr. Strobeck’s biographical information, see Directors Continuing in Office above.
Megan Timmins has served as the Company’s Executive Vice President, Chief Legal Officer and Secretary since September 2022 and previously served as our Senior Vice President, General Counsel and Secretary from August 2021 to September 2022. Prior to that, she was an independent consultant from February 2021 to August 2021. From May 2020 to January 2021, she served as Senior Vice President, General Counsel and Secretary for Assertio Holdings, Inc. (successor by merger to Zyla Life Sciences) (Nasdaq: ASRT), a commercial pharmaceutical company. From March 2018 to January 2021, she served as Senior Vice President and General Counsel of Zyla, a life sciences company, and as Zyla’s Secretary from June 2018 to January 2021. From September 2017 to March 2018, she served as Zyla’s Vice President and Acting General Counsel. From October 2016 to August 2018, Ms. Timmins served as Zyla’s Deputy General Counsel and from April 2016 to October 2016, she served as a consultant at Zyla. Prior to that, she served in positions of increasing responsibility at Aramark (NYSE:ARMK), most recently as Vice President, Associate General Counsel and Assistant Secretary from January 2011 until March 2015. Ms. Timmins received her B.A. in Government and Economics from the University of Notre Dame and her J.D. from the William and Mary Law School.
Jesse Neri has been our Chief Financial Officer since December 2024 and our Senior Vice President, Finance, since October 2023. Prior to joining the Company, Mr. Neri was the Executive Director of Finance at Hemavant Sciences and Aruvant Sciences, clinical-stage biopharmaceutical companies that are members of the Roivant portfolio, from August 2021 to October 2023. From May 2020 to August 2021, Mr. Neri was a self-employed consultant. Mr. Neri served as Senior Vice President of Finance at Zyla Life Sciences, a pharmaceutical company, from January 2020 to May 2020, as Vice President of Finance of Zyla from March 2019 to January 2020 and prior to that, as Executive Director, Financial Planning and Analysis and prior to that, as Senior Director of Financial Planning and Analysis. Prior to Zyla, Mr. Neri served as Vice President of Financial Planning and Analysis at Symphony Health Solutions. He started his career at Ellucian, a leading ERP software provider for higher education institutions, where he held various roles of increasing responsibility. Mr. Neri received a B.S., Business Administration of Finance from Villanova University and an M.B.A. from Drexel University LeBow School of Business.
Timothy Chole has been our Senior Vice President and Chief Commercial Officer since May 2024. He served as Senior Vice President, Sales and Marketing, from February 2021 to May 2024 and as our Vice President of Marketing from December 2019 to February 2021. Prior to joining the Company, Mr. Chole served as the Director of Product Marketing and Professional Education for hearing implants at Cochlear Americas from November 2016 to July 2019. Prior to that, he served in positions of increasing responsibility at Baxter International, Inc., most recently as the Global Marketing Director for Integrated Pharmacy Automation. Early in his career, Mr. Chole served as the marketing lead for the IV iron portfolio at Watson Pharmaceuticals (now Allergan), and later was the Global Marketing Director for AKI Therapy at Gambro AB (now Baxter International Inc.). His background includes global and U.S. sales, marketing leadership and market development roles. Mr. Chole received a Bachelor of Science degree in managerial economics from the University of California at Davis.
Heather Hunter has served as Senior Vice President and Chief Operating Officer since September 2025. She most recently served as the Company’s Senior Vice President and Chief Corporate Affairs Officer since August 2022 and as an independent consultant from July 2022 through August 2022. Prior to joining the Company, Ms. Hunter served as Vice President, Communications and Corporate Affairs at Venatorx Pharmaceuticals, a private, venture-backed, pre-commercial pharmaceutical company focused on antibacterial and antiviral drug research and development, from January 2018 to August 2022. Prior to that, Ms. Hunter served in positions of increasing responsibility at Safeguard Scientifics (NYSE:SFE), a small-cap venture capital firm that invested in early- and growth-stage healthcare and technology companies, most recently as Vice President, Marketing and Communications, from October 2006 to January 2018, and W.P. Carey (NYSE:WPC), most recently as Vice President, Corporate Communications, from September 2000 to October 2006. Ms. Hunter currently serves as an Advisory Board member of Journal My Health, a digital health platform focused on patients with chronic conditions, and is a Managing Director at Golden Seeds, an angel investment firm that invests in women-led and women-founded companies. Ms. Hunter graduated with a B.A. in History from Yale University.

COMPENSATION OF EXECUTIVE OFFICERS
Overview
The following table sets forth the total compensation paid to or earned by Dr. Strobeck, our Chief Executive Officer, Mr. Neri, our Chief Financial Officer, and Ms. Timmins, our Chief Legal Officer and Secretary (the “NEOs”) during each of the last two years, or such shorter period during which they served as a named executive officer.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(a)	Option Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)(b)		All Other Compensation ($)(c)	Total ($)

Mark Strobeck, Ph.D.	2025	566,500	(d)	—	612,040	249,732	453,200		14,000	1,895,472
Chief Executive Officer	2024	566,500	(d)	—	139,000	138,378	453,200	(e)	13,800	1,310,878
Jesse Neri	2025	309,000		—	208,650	158,109	139,050		14,000	828,809
Chief Financial Officer	2024	300,000	(d)	—	46,329	46,129	135,000		12,000	539,458
Megan Timmins	2025	412,000	(d)	—	208,650	158,109	185,400		14,000	978,159
Chief Legal Officer and Secretary	2024	412,000	(d)	—	69,500	69,189	185,400		13,800	749,889
——————
(a)The amounts reported in this column represent grant date fair values of performance-based restricted stock unit and restricted stock unit grants computed in accordance with FASB ASC Topic 718 and stock option grants determined using the Black Scholes option pricing model, excluding any forfeiture reserves, in accordance with FASB ASC Topic 718. There is only a single possible payout under the performance-based restricted stock units. The assumptions used to determine fair value of the stock option grants for 2025 are:

Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Term

Mark Strobeck	2025	0.00%	4.14%	90.42%	5.86 years
Jesse Neri	2025	0.00%	4.14%	90.42%	5.86 years
Megan Timmins	2025	0.00%	4.14%	90.42%	5.86 years

(b)See “Annual Incentive Compensation” below for a description of the amounts included in this column.
(c)Represents matching contributions under our 401(k) plan.
(d)Dr. Strobeck, Mr. Neri and Ms. Timmins requested no base salary increase for 2024 to contribute to a larger pool for base salary increases for the Company’s other employees. Dr. Strobeck and Ms. Timmins requested no base salary increase for 2025 to contribute to a larger pool for base salary increases for the Company’s other employees.
(e)80% of Dr. Strobeck’s 2024 bonus ($362,560) was paid upon approval, and 20% of Dr. Strobeck’s bonus ($90,640) is payable on July 29, 2026 or on a change in control transaction (if earlier), in each case provided that Dr. Strobeck remains an employee of the Company until such payment date.
Employment Agreements
Employment Agreement with Mark Strobeck
On June 21, 2022, in connection with Dr. Strobeck’s commencement of employment, the Company entered into an employment agreement with Dr. Strobeck pursuant to which he serves as the Company’s President and Chief Executive Officer (the “Strobeck Agreement”). The Strobeck Agreement provides that Dr. Strobeck will serve as an at-will employee. Dr. Strobeck receives an annualized base salary of $566,500 ($577,830 for 2026). He is eligible to earn year-end performance bonuses with a target bonus opportunity of 80% of his base salary and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Dr. Strobeck is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 400,000 shares of the Company’s common stock that vests in equal annual installments on each of the first four anniversaries of July 1, 2022 (the “Strobeck Initial Time-Based Options”).
Employment Agreement with Jesse Neri
On October 16, 2023, in connection with Mr. Neri’s commencement of employment, the Company entered into an employment agreement with Mr. Neri pursuant to which he was to serve as the Company’s Senior Vice President, Finance (the “Neri Agreement”).

In December 2024, he was named the Chief Financial Officer of the Company. The Neri Agreement provides that Mr. Neri will serve as an at-will employee. Mr. Neri receives an annualized base salary of $309,000 ($375,000 for 2026). Mr. Neri is eligible to earn year-end performance bonuses with a target bonus opportunity of 45% of his base salary and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Mr. Neri is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with his commencement of employment, he received an initial equity grant comprised of a time-based option to purchase up to 75,000 shares of the Company’s common stock that vests in equal installments on each of the first four anniversaries of October 16, 2023 (the “Neri Initial Time-Based Options”).
Employment Agreement with Megan Timmins
On July 21, 2021, in connection with Ms. Timmins’ commencement of employment on August 16, 2021, the Company entered into an employment agreement with Ms. Timmins pursuant to which she was to serve as the Company’s Senior Vice President, General Counsel and Secretary and currently serves as the Company’s Executive Vice President, Chief Legal Officer and Secretary (the “Timmins Agreement”). The Timmins Agreement provides that Ms. Timmins will serve as an at-will employee. Ms. Timmins receives an annualized base salary of $412,000 ($420,240 for 2026). She is eligible to earn year-end performance bonuses with a target bonus opportunity of 45% of her base salary and is eligible to participate in the employee benefit plans and programs generally available to the Company’s similarly situated senior executives. Ms. Timmins is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Compensation Committee of the Board. In connection with her commencement of employment, she received an initial equity grant comprised of a time-based option to purchase up to 350,000 shares of the Company’s common stock that vests in equal installments on each of the second and fourth anniversaries of August 16, 2021 (the “Timmins Initial Time-Based Options”).
Annual Incentive Compensation
For purposes of determining 2025 annual non-equity incentive compensation for the Company’s named executive officers, the Board of Directors, upon the recommendation of the Compensation Committee, approved a set of corporate performance goals that were used to determine payout levels, subject to the Board’s discretion. Dr. Strobeck’s target bonus opportunity was 80% of base salary and Mr. Neri’s and Ms. Timmins’s target bonus opportunity was 45% of base salary.
The 2025 corporate goals were designed to support the Company’s near- and long-term strategy and were focused on (i) positioning the dialysis business for the next three to five years (weighted 60%), and (ii) strategic repositioning (weighted 60%). The goals related to positioning the dialysis business for the next three to five years included a combination of financial and operational objectives, such as: achieving targeted levels of GAAP revenue, gross margin, operating expenses and adjusted EBITDA, with an emphasis on profitability; demonstrating progress toward expected financial and operational performance for fiscal years 2026–2027; optimizing the Company’s existing operations while maintaining customer satisfaction and quality standards; securing long-term customer contracts; expanding into new markets and customer relationships; and improving manufacturing efficiency through equipment upgrades and automation. The strategic repositioning goals were focused on enhancing the Company’s long-term growth prospects and financial position, including evaluating potential strategic transactions and strengthening the Company’s balance sheet to support future opportunities.
Performance was evaluated based on predefined levels, pursuant to which payouts could range up to 120% of target based on the level of achievement. Following the end of the year, the Board assessed the Company’s performance against these goals and determined that the named executive officers achieved an overall payout of 100% of target. In making this determination, the Board concluded that the Company achieved above-target performance with respect to the goals related to positioning the dialysis business, resulting in an aggregate of 70% weighted contribution to the overall payout. This assessment reflected, among other factors: achievement of financial objectives in the aggregate with outperformance on profitability; actions taken to optimize operations following a decline in volume, including the closure of a manufacturing facility and the termination of an outsourcing arrangement with a corresponding transition to in-house production; the execution of long-term customer contracts; the addition of customers and a new product; expansion into new geographic markets; and improvements in manufacturing efficiency through targeted capital investments. The Board awarded the additional 10% of overall attainment for extraordinary team effort under difficult circumstances to position Company for future success, including managing the business transition, retaining key team members and positioning the Company for future success. The Board also determined that 50% of the strategic repositioning goals were achieved, resulting in a 30% weighted contribution to the overall payout. This determination reflected the Company’s progress in evaluating strategic opportunities and strengthening its financial position, including increasing cash resources available to support potential future transactions.

2025 Long-Term Equity Incentive Compensation

In May 2025, Dr. Strobeck, Mr. Neri, and Ms. Timmins each received a grant of 352,000, 97,500, and 97,500 performance-based restricted stock units (“PSUs”) and 220,000, 97,500, and 97,500 restricted stock units, respectively. The PSUs are subject to a three-year performance period and will vest only if the stock price meets the performance hurdle, subject to continued service through the later of the one-year anniversary of the date of grant and the date of achievement of the performance hurdle. The performance hurdle is met if the average closing price of the Company’s common stock over any 60 consecutive trading days during the performance period equals two times the base price. The base price was calculated as the average closing price over the ten trading days ending on the trading day prior to the grant date and is $2.14. The RSUs vest in full on the second anniversary of the date of grant, subject to continued service through such date. Also in May 2025, Dr. Strobeck, Mr. Neri, and Ms. Timmins received grants of 308,000, 195,000, and 195,000 stock options, respectively, that vest as to one-third on the first anniversary of the date of grant and in equal monthly installments through the third anniversary of the date of grant, subject to continued service through each such date. The Board allocated a larger share of the equity pool to the Company's executive officers in 2025 than in prior years, with an increased emphasis on performance-based awards, to incentivize stock price growth and better align their interests with the interests of stockholders.
Outstanding Equity Awards at 2025 Year-End
The following table shows certain information regarding outstanding equity awards at December 31, 2025 for our NEOs:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have not Vested ($)(h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)(h)

Mark Strobeck	5/20/2025	—	308,000	(a)	1.07	5/20/2035	220,000	(b)	182,600	352,000	(c)	292,160
	3/14/2024	61,932	79,628	(d)	1.39	3/14/2034	66,667	(g)	55,333.61	—		—
	3/17/2023	53,009	24,096	(d)	1.37	3/17/2033	—		—	—		—
	7/1/2022	300,000	100,000	(e)	1.28	7/1/2032	—		—	—		—

Jesse Neri	5/20/2025	—	195,000	(a)	1.07	5/20/2035	97,500	(b)	80,925	97,500	(c)	80,925
	3/14/2024	20,646	26,544	(d)	1.39	3/14/2034	22,220	(g)	18,442.6	—		—
	10/16/2023	37,500	37,500	(e)	1.88	10/16/2033	—		—	—		—

Megan Timmins	5/20/2025	—	195,000	(a)	1.07	5/20/2035	97,500	(b)	80,925	97,500	(c)	80,925
	3/14/2024	30,966	39,814	(d)	1.39	3/14/2034	33,333	(g)	27,666	—		—
	3/17/2023	25,582	11,628	(d)	1.37	3/17/2033	—		—	—		—
	9/9/2022	60,000	20,000	(e)	1.66	9/9/2032	—		—	—		—
	8/16/2021	15,909	15,909	(f)	6.71	8/16/2031	—		—	—		—
——————
(a)These options vest 1/3 on the first anniversary of the Grant Date, with the remainder vesting in equal monthly installments through the third anniversary of the grant date, subject to subject to continued service through each such vesting date.
(b)These RSUs vest 100% on the second anniversary of the Grant Date, subject to continued service through such vesting date
(c)These RSUs are performance-based (“PSU”) with terms as follows. The term of each PSU award runs from the grant date through the third anniversary of the grant date. Any unvested PSUs remaining after the third anniversary will be cancelled. The performance period for the award is the same three-year period. PSUs will vest on or after the first anniversary of the grant date only if the stock price meets the performance hurdle. The performance hurdle is met if the average closing price of the Company’s common stock over any 60 consecutive trading days during the performance period equals two times the base price. The base price was calculated as the average closing price over the ten trading days ending on the trading day prior to the grant date and is $2.14 for this award.
(d)These options vest 25% on the first anniversary of the grant date, with the remainder vesting in equal monthly installments through the fourth anniversary of the grant date, subject to continued service through each such vesting date.
(e)These options vest 25% per year on each of the first four anniversaries of the grant date, subject to continued service through each such vesting date.

(f)These options vest in two equal installments on the second and fourth anniversaries of the grant date, subject to continued service through each such vesting date.
(g)These restricted stock units vest in two equal installments on the second and third anniversaries of March 14, 2024, subject to continued service through each such vesting date.
(h)Based on a price of $0.83, which was the closing price of the Company’s common stock on December 31, 2025.
Other Compensation
The Company offers a 401(k) plan for individual retirement savings opportunities available to all of our salaried employees on a non-discriminatory basis. For the 2025 plan year, the Company provided matching contributions equal to 100% of the first 3% of compensation deferred and 50% of the next 2% of compensation deferred. All matching contributions under the 401(k) plan are fully vested. The Company does not have other pension or retirement plans or deferred compensation arrangements for our NEOs.
Equity Award Grant Practices
The Board does not have a formal policy related to equity award grant practices. The Compensation Committee and Board do not grant equity awards in anticipation of the release of material nonpublic information, nor is the timing of filings of material nonpublic information based on equity award grant dates.
Equity grants to certain newly hired employees are made at the next meeting of the Compensation Committee following the month they commence employment with the Company. Equity grants to newly hired officers or newly appointed directors are typically made upon commencement of employment or service, as the case may be. Where applicable, the exercise/grant price for an award will be equal to the closing market price of our common stock on the grant date. Our equity incentive plan prohibits the repricing or exchange/cash out of equity awards without shareholder approval.
During 2025, we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. During 2025, the Compensation Committee granted stock option awards to the NEOs within the period beginning four business days before our filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information (other than a current report on Form 8-K disclosing a material new stock option award under Item 5.02(e) of such Form 8-K), and ending one business day after the filing or furnishing of such report. Specifically, these option grants to the NEOs were part of the annual equity grants to executive officers and the broader 2025 executive compensation program that the Compensation Committee approved after receipt of stockholder approval of an increase in the number of shares authorized under our equity plan at the Company’s 2025 Annual Meeting of Stockholders, and were made on the same day the Company filed its current report on Form 8-K disclosing the results of the 2025 Annual Meeting. The following information regarding these option grants is provided in accordance with SEC rules:

Name	Grant Date	Number of Securities Underlying Award	Exercise Price of the Award ($/Sh)	Grant Date Fair Value of the Award	Percentage Change in the Closing Market Price of the Securities Underlying the Award Between the Trading Day Ending Immediately Prior to the Disclosure of Material Nonpublic Information and the Trading Day Beginning Immediately Following the Disclosure of Material Nonpublic Information

Mark Strobeck	5/20/2025	308,000	$1.07	$249,732	(3.85)%
Jesse Neri	5/20/2025	195,000	$1.07	$158,109	(3.85)%
Megan Timmins	5/20/2025	195,000	$1.07	$158,109	(3.85)%

Executive Stock Ownership Guidelines
In 2017, our Board established formal stock ownership guidelines to further align our executive’s and stockholders’ economic interests and discourage inappropriate or excessive risk-taking. The Board reviewed and amended the guidelines in February 2023. Under the amended guidelines, our Chief Executive Officer is required to hold shares with a value equal to at least 3x his base salary by the later of the fifth anniversary of the date the guidelines became effective or the fifth anniversary of the executive’s first designation as an executive subject to the guidelines. Our Chief Executive Officer will be deemed to be in compliance with the guidelines if the value of shares he holds on any date during the calendar year equals or exceeds three times his base salary. After meeting the ownership guidelines, any subsequent decreases in the market value of shares will not be considered, as long as the executive remains at the same salary and/or title level and holds at least the same number of shares as they did when they met or exceeded the guidelines.
For purposes of these guidelines, the following securities will be counted in determining whether an executive owns the requisite number of shares: shares of common stock purchased by the executive, shares owned jointly with or separately by a member of the executive’s immediate family, shares held indirectly by entities formed for the benefit of the executive or his or her immediate family members or over which the executive has the ability to influence or direct investment decisions, outstanding shares held through the Company’s equity plans (other than performance shares which have not yet vested), and shares issuable upon vesting of time-vested restricted stock units settleable in shares of common stock, whether vested or unvested. Our Chief Executive Officer intends to be in compliance with the stock ownership requirements by the deadline applicable to him as set forth above. We will continue to review the guidelines relative to market on a periodic basis and make adjustments as needed to executives covered and ownership requirements.
Insider Trading, Anti-Hedging and Anti-Pledging Policy
We have adopted insider trading policies and procedures (“Insider Trading Policy”) governing the purchase, sale and other transactions in Company securities by our directors, officers and employees, and other covered persons, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing rules, as applicable. In addition, from time to time, the Company may engage in transactions in its own securities, including share issuances and repurchases. The Company’s practices with respect to share issuances and repurchases, which are overseen by the Finance and Legal Departments (and, if appropriate, approved by the Board or appropriate committee), are designed to promote compliance with applicable insider trading and other securities laws, rules, regulations and listing standards. Transactions pursuant to equity-based compensation arrangements are conducted in accordance with the terms of the plans and agreements.
Our Board has established an anti-hedging and anti-pledging policy as part of our Principles of Corporate Governance and Insider Trading Policy. This policy prohibits any of our directors or executive officers and certain of our employees from (a) pledging shares of common stock or derivative securities as collateral for a loan, (b) engaging in hedging transactions and other transactions involving derivative securities, and (c) placing standing and limit orders that will remain in place for longer than one trading day other than in compliance with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Incentive Compensation Clawback Policy
In 2017, our Board adopted an incentive compensation recoupment, or “clawback,” policy applicable to our executive officers. The Board revised the clawback policy in 2023 in accordance with Nasdaq rules. Under this policy, in the event the Company is required to prepare an accounting restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under the federal securities laws (including any such correction that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company will recover on a reasonably prompt basis the amount of any incentive-based compensation received by an executive officer during the recovery period that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements. “Incentive-Based Compensation” means any compensation granted, earned, or vested based in whole or in part on the Company’s attainment of a financial reporting measure that was received by a person (i) on or after October 2, 2023 and after the person began service as an executive officer, and (ii) who served as an executive officer at any time during the performance period for the incentive-based compensation. A financial reporting measure is (i) any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements and any measure derived wholly or in part from such a measure, and (ii) any measure based in whole or in part on the Company’s stock price or total shareholder return.
Payments Upon Termination or Change in Control
Mark Strobeck
Under the Strobeck Agreement, upon a termination of Dr. Strobeck’s employment due to death or Disability (as defined therein), any equity awards held by Dr. Strobeck subject to time-based vesting conditions will accelerate and become fully vested. All stock options held by Dr. Strobeck that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Strobeck Agreement, upon a termination of Dr. Strobeck’s employment by the Company without Cause or by Dr. Strobeck for Good Reason (each as defined therein), Dr. Strobeck will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to his base salary then in effect, payable in equal installments for a one-year period, (ii) a pro-rated bonus for the year of termination, based on achievement of actual performance for the full performance period and pro-rated based on the portion of the performance period Dr. Strobeck was employed prior to termination, payable in a lump sum after the completion of the full performance, (iii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iv) the Strobeck Initial Time-Based Options will continue to vest for a period of one year and all stock options held by Dr. Strobeck that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Strobeck Agreement, in the event of a Change of Control (as defined therein), upon a termination of Dr. Strobeck’s employment by the Company without Cause or by Dr. Strobeck for Good Reason during the Effective Period (as defined therein), subject to his compliance with certain restrictive covenants, Dr. Strobeck will be entitled to receive (i) an amount equal to the sum of (A) 1.5 times his base salary then in effect plus (B) 100% of his annual target bonus, (ii) reimbursement of COBRA coverage for up to two years (or, if sooner, until he receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any equity awards held by Dr. Strobeck subject to time-based vesting conditions will accelerate and become fully vested and all stock options held by Dr. Strobeck that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Strobeck Agreement, Dr. Strobeck also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Jesse Neri
Under the Neri Agreement, upon a termination of Mr. Neri’s employment due to death or Disability (as defined therein), any equity awards held by Mr. Neri subject to time-based vesting conditions (the “Time-Based Awards”) will accelerate and become fully vested. All stock options held by Mr. Neri that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Neri Agreement, upon a termination of Mr. Neri’s employment by the Company without Cause or by Mr. Neri for Good Reason (each as defined therein), Mr. Neri will be entitled to receive, subject to his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to his base salary then in effect, payable in equal installments for a one-year period, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer), and (iii) the Time-Based Awards will continue to vest for a period of one year and all stock options held by Mr. Neri that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Neri Agreement, in the event of a Change of Control (as defined therein), upon a termination of Mr. Neri’s employment by the Company without Cause or by Mr. Neri for Good Reason during the Effective Period (as defined therein), subject to his compliance with certain restrictive covenants, Mr. Neri will be entitled to receive (i) an amount equal to the sum of (A) 1 times his base salary then in effect plus (B) his annual target bonus, multiplied by the fraction obtained by dividing the number of days he was employed during the calendar year in which the Date of Termination occurs by 365 (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until he receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any Time-Based Awards will accelerate and become fully vested and all stock options held by Mr. Neri that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Neri Agreement, Mr. Neri also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Megan Timmins
Under the Timmins Agreement, upon a termination of Ms. Timmins’ employment due to death or Disability (as defined therein), any equity awards held by Ms. Timmins subject to time-based vesting conditions (the “Time-Based Awards”) will accelerate and become fully vested. All stock options held by Ms. Timmins that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Timmins Agreement, upon a termination of Ms. Timmins’ employment by the Company without Cause or by Ms. Timmins for Good Reason (each as defined therein), Ms. Timmins will be entitled to receive, subject to her execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants, (i) an amount equal to her base salary then in effect, payable in equal installments for a one-year period, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until she receives substantially similar coverage from another employer), and (iii) the Time-Based Awards will continue to vest for a period of one year and all stock options held by Ms. Timmins that are exercisable as of the date of such termination and all stock options that become exercisable over the one-year period following such termination, will remain exercisable until the earlier of one year following such termination and the expiration date of the stock options. Under the Timmins Agreement, in the event of a Change of Control (as defined therein), upon a termination of Ms. Timmins’ employment by the Company without Cause or by Ms. Timmins for Good Reason during the Effective Period (as defined therein), subject to her compliance with certain restrictive covenants, Ms. Timmins will be entitled to receive (i) an amount equal to the sum of (A) 1.5 times her base salary then in effect plus (B) her annual target bonus, multiplied by the fraction obtained by dividing the number of days she was employed during the calendar year in which the Date of Termination occurs by 365, (ii) reimbursement of COBRA coverage for up to one year (or, if sooner, until she receives substantially similar coverage from another employer or is no longer eligible for COBRA coverage) and (iii) any Time-Based Awards will accelerate and become fully vested and all stock options held by Ms. Timmins that are exercisable as of the date of such termination, including any stock options that accelerate in connection with such termination, will remain exercisable until the expiration date of the stock options.
In connection with the Timmins Agreement, Ms. Timmins also entered into the Company’s form of Employee Confidentiality, Assignment of Inventions, Non-Interference and Non-Competition Agreement.
Long Term Incentive Plans
In addition to the severance benefits discussed above, the NEOs would receive certain benefits upon termination of employment that are provided to all salaried employees on a nondiscriminatory basis-accrued salary and 401(k) plan distributions.
In the event of a change of control, all unvested awards under the 2018 Plan do not accelerate automatically. However, if a participant’s employment terminates under certain qualifying circumstances (as described above for each NEO) after a change in control or if the surviving corporation does not assume our unvested awards, then the vesting of unvested awards will accelerate and be considered fully vested, provided that performance awards will only vest either to the extent the performance is met or assuming target performance, but pro-rated to reflect only the portion of the performance period that has lapsed, whichever is greater.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation of Executive Officers.”

Year	Summary Compensation Table Total for Strobeck (1)	Compensation Actually Paid to Strobeck (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(5)	Net Loss(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g) (in 000’s)

2025	$1,895,472	$1,062,533	$903,484	$620,563	$82.12	$(5,314)
2024	$1,310,878	$1,435,714	$644,673	$732,064	$201.98	$(480)
2023	$1,054,169	$1,760,113	$426,596	$464,365	$187.13	$(8,439)
——————
(1)The dollar amounts reported in column (b) are the amounts reported for Dr. Strobeck (the Company’s Chief Executive Officer) for each of the corresponding years in the “Total” column in our Summary Compensation Table. Refer to the “Summary Compensation Table”.
(2)The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Dr. Strobeck, as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

Compensation Actually Paid to PEO	2025

Summary Compensation Table Total	$1,895,472
Less, value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(861,772)
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	517,917
Plus, fair value as of vesting date of equity awards granted and vested in the year	—
Plus, year over year change in fair value of outstanding and unvested equity awards granted in prior years	(329,011)
Plus, year over year change in fair value of equity awards granted in prior years that vested in the year	(160,073)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to PEO	$1,062,533
(3)The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Dr. Strobeck) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025, Megan Timmins, and Jesse Neri; (ii) for 2024, Megan Timmins and Jesse Neri; and (iii) for 2023, Megan Timmins, Jesse Neri (3 months), Marc Hoffman (8 months) and Paul McGarry (9 months). Unless otherwise indicated, the average amounts for each fiscal year are based on a full year of service for each NEO.
(4)The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Strobeck), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect average “Total Compensation” as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718 and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Average Compensation Actually Paid to Non-PEO NEOs	2025

Summary Compensation Table Total	$903,484
Less, average value of “Stock Awards” and “Option Awards” reported in Summary Compensation Table	(366,759)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	233,048
Plus, average fair value as of vesting date of equity awards granted and vested in the year	—
Plus, average year over year change in fair value of outstanding and unvested equity awards granted in prior years	(117,734)
Plus, average year over year change in fair value of equity awards granted in prior years that vested in the year	(31,476)
Less, prior year-end fair value for any equity awards forfeited in the year	—
Compensation Actually Paid to Non-PEO NEOs	$620,563
(5)Total Shareholder Return (“TSR”) is calculated by dividing (a) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period, by (b) the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2022.

(6)The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
Description of Certain Relationships between Information Presented in the Pay versus Performance Table
While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with SEC rules) for a particular year. In accordance with SEC rules, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid and Net Loss

DIRECTOR COMPENSATION
2025 Director Compensation
In considering the Company’s need to attract and retain qualified directors and to ensure that the Company compensates non-employee directors in line with market practice, we regularly review our director compensation program with our independent compensation consultant. Based on market benchmarking completed in 2023 by Compensia, the Compensation Committee retained the same director compensation program effective for 2025. As described below, the Company compensates non-employee directors through a mix of cash retainer fees and equity grants that are subject to vesting.
(1)Annual Board Service Cash Retainer: $45,000
(2)Additional Annual Cash Retainer for Chairman of the Board: $40,000
(3)Additional Annual Cash Retainers for Committee Chair Service: $20,000 for Audit, $15,000 for Compensation and $10,000 for Governance and Nominating
(4)Additional Annual Cash Retainers for Committee Member Service (excluding Chairs): $10,000 for Audit, $7,500 for Compensation and $5,000 for Governance and Nominating
(5)Annual Equity Grant: $100,000 in grant value, awarded 50% in stock options and 50% in restricted stock units (subject to adjustment based on share pool constraints)
In 2025, due to limited availability in the pool of shares reserved for issuance under the Company’s 2018 Long Term Incentive Plan and the low stock price, the Board determined to award each of our non-employee directors then-serving 50,000 restricted stock units. The restricted stock units, which had a grant date value of $53,500 on May 20, 2025, vest in full one year from the date of grant. In connection with his appointment to the Board on November 17, 2025, Mr. Dawson was awarded 25,000 stock options with a grant date value of $16,100 and 25,000 restricted stock units with a grant date value of $21,750, each of which will vest in full one year from the date of grant.
The following table sets forth certain information relating to the compensation for our non-employee directors for the last year:
2025 Director Compensation

Name	Fees Earned or Paid in cash ($)	Option Awards ($)(a)	Restricted Stock Unit Awards ($)(a)	Total ($)

John Cooper	72,500	—	53,500	126,000
Joseph Dawson	5,978	16,100	21,750	43,828
Joan Lau, Ph.D.	63,396	—	53,500	116,896
Allen Nissenson, MD	62,500	—	53,500	116,000
Robert Radie	85,000	—	53,500	138,500
Mark H. Ravich(b)	60,000	—	53,500	113,500
Andrea Heslin Smiley(c)	57,228	—	53,500	110,728
——————
(a)The amount in the table represents the grant-date fair value of such stock options and restricted stock units determined in accordance with FASB ASC Topic 718. The assumptions used to determine fair value of the stock option grants for 2025 are:

Options	Year Granted	Dividend Yield	Risk Free Rate	Volatility	Expected Term

Joseph Dawson	2025	—%	3.76%	90.94%	5.5 Years

(b)Mr. Ravich is not standing for re-election at the Annual Meeting.
(c)Ms. Smiley resigned from the Board, effective as of November 17, 2025. She forfeited all of the restricted stock units reflected in the table at the time of her resignation.

The table below shows the number of unexercised options and stock appreciation rights and the number of shares of unvested restricted stock units and unvested restricted stock awards held by each of the non-employee directors at December 31, 2025.

Name	Options Held	Restricted Stock Units Held	Restricted Stock Awards Held	Stock Appreciation Rights Held

John Cooper	15,378	50,000	—	2,090
Joseph Dawson	25,000	25,000	—	—
Joan Lau, Ph.D.	25,000	50,000	—	—
Allen Nissenson, MD	9,772	50,000	—	—
Robert Radie	10,274	50,000	—	—
Mark H. Ravich	15,249	50,000	—	—
Andrea Heslin Smiley	8,990	—	—	—
Director Stock Ownership Guidelines
The Board adopted formal stock ownership guidelines for its non-employee directors in 2017. In February 2023, the Compensation Committee engaged with Compensia to review the guidelines against market best practices. To better align with market and the Company’s shareholders, the committee amended the guidelines to increase the ownership requirement from 1x to a value equal to 3x the annual Board service cash retainer. Non-employee directors must satisfy the applicable guidelines by the later of the fifth anniversary of when they joined the Board, or the fifth anniversary of when the guidelines were amended, which occurred in February 2023. Shares are counted toward the guideline in the same manner as described under “Compensation of Executive Officers–Executive Stock Ownership Guidelines.”
Anti-Hedging and Anti-Pledging Policy
We have an anti-hedging and anti-pledging policy that applies to our directors. See “Compensation of Executive Officers–Anti-Hedging and Anti-Pledging Policy” for more information.

PROPOSAL 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and related rules of the SEC, we are providing stockholders with an opportunity to vote on an advisory or non-binding resolution to approve the 2025 compensation of our NEOs as described in this Proxy Statement (sometimes referred to as “say on pay”). Consistent with the advisory vote of the stockholders in 2023, the Board has determined that the opportunity for such a vote will occur at every annual meeting of stockholders.
The Compensation Committee, comprised solely of independent directors, is responsible for our compensation policies and practices and has established a process for the review and approval of compensation programs and amounts awarded to our executive officers without encouraging excessive risk-taking. One of the key principles underlying our Compensation Committee’s compensation philosophy is pay for performance. We will continue to emphasize compensation arrangements that align the financial interests of our executives with the interests of long-term stockholders. We urge you to read the section of this Proxy Statement entitled “Compensation of Executive Officers and Directors” for a detailed discussion of our executive compensation practices and philosophy.
The Compensation Committee believes that the policies and procedures described in that section are effective in implementing our compensation philosophy. Therefore, we ask that you indicate your support for our executive compensation policies and practices as described in the tables and related narrative contained in this Proxy Statement by voting FOR the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in “Compensation of Executive Officers,” including the compensation tables, and the related narrative disclosure in this Proxy Statement.
THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS.

PROPOSAL 3
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2026
Proposal to Ratify Selection of Auditors for 2026
Our Board has engaged EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2026 and is seeking ratification of such selection by our stockholders at the Annual Meeting. EisnerAmper LLP has served as our independent auditor since 2023. Representatives of EisnerAmper LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Independent Accountants
EisnerAmper LLP served as our independent registered public accounting firm for the years ended December 31, 2025 and 2024. The following table summarizes the total fees EisnerAmper LLP billed and expected to be billed to us for each of the last two fiscal years.

	2025	2024

Audit Fees(a)	$519,750	$592,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
——————
(a)Consists of fees for the audit of our annual financial statements and internal control over financial reporting, review of our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, services provided in connection with our proxy statement and services in connection with other SEC filings (including comfort letters).
The Audit Committee of the Board does not consider the provision of the services described above by EisnerAmper LLP to be incompatible with the maintenance of EisnerAmper LLP’s independence.
Before EisnerAmper LLP is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. All of the services performed by EisnerAmper LLP for the Company during 2025 were pre-approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF EISNERAMPER LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2026.

PROPOSAL 4
PROPOSAL TO EFFECT A REVERSE STOCK SPLIT
Overview
On April 13, 2026, the Board unanimously approved, subject to stockholder approval, a certificate of amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock (the “Reverse Stock Split Amendment”) by combining outstanding shares of common stock into a lesser number of outstanding shares of common stock at a ratio ranging from 1-share-for-2 shares up to a ratio of 1-share-for-10 shares, which ratio will be selected by the Board and set forth in a public announcement, with no change to the number of shares of common stock of the Company authorized under our Certificate of Incorporation (the “Reverse Stock Split”). If approved by stockholders, the Reverse Stock Split may be effected at any time prior to the 2027 Annual Meeting of Stockholders. The Board may alternatively elect in its sole discretion to abandon such proposed certificate of amendment and not effect the Reverse Stock Split authorized by stockholders. Upon the effectiveness of the certificate of amendment to our Certificate of Incorporation effecting the Reverse Stock Split, the outstanding shares of our common stock will be reclassified and combined into a lesser number of shares such that one share of our common stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by the Board.
If Proposal 4 is approved, upon the effectiveness of the Reverse Stock Split, the number of shares of common stock authorized under our Certificate of Incorporation will remain at 170,000,000 shares. As described in more detail below under the heading “— Authorized Shares of Common Stock,” the Board believes that decreasing the number of authorized shares of common stock under our Certificate of Incorporation could significantly restrict the Company’s ability to raise additional capital to support our operations and conduct business in a manner intended to support growth and to enhance stockholder value. The Board considers maintaining the number of authorized shares at 170,000,000 shares after the Reverse Stock Split necessary to help the Company maintain the required flexibility to issue common stock for capital raising purposes, and to issue common stock upon the exercise of warrants outstanding and upon the exercise of warrants that may be granted in the future in connection with capital raising transactions or otherwise.
The form of the proposed certificate of amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The certificate of amendment to our Certificate of Incorporation that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by the Board, within the range approved by our stockholders.
If the Reverse Stock Split Amendment is approved by our stockholders, the Board would have the sole discretion to effect the Reverse Stock Split at any time prior to the 2027 Annual Meeting of Stockholders, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-2 and not more than 1-for-10. We believe that enabling the Board to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “— Criteria to be Used for Decision to Apply the Reverse Stock Split.”
The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our common stock so as to maintain the listing of our common stock on The Nasdaq Capital Market (“Nasdaq”) and avoid a delisting of our common stock from Nasdaq in the future on the basis of the Minimum Bid Price Requirement (as defined below).

In evaluating the Reverse Stock Split, our board of directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending approval of the Reverse Stock Split Amendment, our board of directors determined that these potential negative factors were significantly outweighed by the potential benefits.
Criteria to be Used for Decision to Apply the Reverse Stock Split
If our stockholders approve the Reverse Stock Split Amendment, the Board will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-2 to 1-for-10 range, would be determined by the Board and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, the Board will consider, among other things, factors such as:
•Nasdaq’s minimum price per share requirements;
•the historical trading prices and trading volume of our common stock;
•the number of shares of our common stock that would be outstanding following the Reverse Stock Split;
•the then-prevailing and expected trading prices and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;

•the potential for market manipulation of our common stock based on the expected trading prices of our common stock following the Reverse Stock Split;
•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;
•business developments affecting us; and
•prevailing general industry, market and economic conditions.
Reasons for the Reverse Stock Split
The Board is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to maintain the minimum bid price requirement of $1.00 per share for continued listing on Nasdaq. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “RMTI.” Although we have not received a notice of non-compliance from Nasdaq, our common stock has at times traded below $1.00 per share, including recently. For example, the closing price of our common stock on April 16, 2026 was $0.92. The Board believes it is prudent to take proactive measures to reduce the risk that we may fall out of compliance with Nasdaq’s listing standards in the future. In addition to increasing the price of our common stock to continue to meet the price criteria for continued listing on Nasdaq, the Reverse Stock Split could also potentially make our common stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.
The Board believes that maintaining the listing of our common stock on Nasdaq is in the best interests of the Company and its stockholders. Continued listing on Nasdaq can provide, among other benefits, enhanced liquidity for our common stock, broader access to capital, increased visibility in the marketplace, and the ability to attract and retain institutional investors. A delisting from Nasdaq could adversely affect the trading market for our common stock, reduce investor confidence, and limit our ability to access public capital markets. In evaluating the Reverse Stock Split, the Board considered that sustained periods of trading below $1.00 per share could increase the likelihood that we may be required to take remedial action in the future under compressed timeframes. By seeking stockholder approval at this time, the Board believes it will have the flexibility to implement the Reverse Stock Split, if and when appropriate, to help ensure continued compliance with Nasdaq listing standards.
Although we expect that the Reverse Stock Split will result in an immediate increase in the market price of our common stock, the Reverse Stock Split may not result in a sustained increase in the market price of our common stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.
Certain Risks Associated with the Reverse Stock Split
There can be no assurance that the total market capitalization of our common stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our common stock. The trading price of our common stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our common stock held by you will also proportionately decrease as a result of the overall decline in value.
Further, the liquidity of our common stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
While the Board has proposed the Reverse Stock Split to bring the price of our common stock back above $1.00 per share in order to meet the requirements for the continued listing of our common stock on Nasdaq, there is no guarantee that the price of our common stock will not decrease in the future, or that our common stock will remain in compliance with Nasdaq listing standards.

Effect of the Reverse Stock Split
If the Reverse Stock Split Amendment is approved by our stockholders and the Board elects to effect the Reverse Stock Split, the number of outstanding shares of common stock will be reduced in proportion to the ratio of the split chosen by the Board. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our common stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our common stock that may be the subject of future grants under our stock plans.
The Reverse Stock Split would be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares.
Assuming Reverse Stock Split ratios of 1-for-2, 1-for-5 and 1-for-10, which reflect the low end, middle end and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our common stock that would be issued and outstanding, (ii) the number of shares of our common stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on shares outstanding as of April 16, 2026.

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-2	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-10

Number of Shares of Common Stock Issued and Outstanding	39,405,302	19,702,651	7,881,060	3,940,530
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants and Restricted Stock Units	8,974,863	4,487,432	1,794,973	897,486
Weighted-Average Exercise Price of Outstanding Options and Warrants	$3.88	$7.76	$19.40	$38.80
Number of Unissued and Unreserved Shares of Common Stock Available for Issuance	121,619,835	145,809,918	160,323,967	165,161,984

If the Board does not implement the Reverse Stock Split prior to the 2027 Annual Meeting of Stockholders, the authority granted in this proposal to implement the Reverse Stock Split would terminate.
Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal, except to the extent of their ownership in shares of our common stock and securities convertible or exercisable for our common stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our common stock and securities convertible into or exercisable for our common stock.
Authorized Shares of Common Stock
We are currently authorized under our Certificate of Incorporation to issue up to a total of 172,000,000 shares of capital stock, comprised of 170,000,000 shares of common stock and 2,000,000 shares of preferred stock. If Proposal 4 is approved, the number of authorized shares under our Certificate of Incorporation will not change.
In connection with the Reverse Stock Split, the Board of Directors has determined not to reduce the number of authorized shares of common stock. Although the Company has been profitable, the Board believes it is in the best interests of the Company and its stockholders to maintain the existing number of authorized shares in order to preserve financial and strategic flexibility. Maintaining a larger pool of authorized but unissued shares may enable the Company to respond efficiently to future opportunities and needs, including potential equity financings, strategic partnerships, acquisitions, equity-based compensation programs, or other corporate purposes, without the delay and expense of seeking additional stockholder approval. The Company has no current plans or understandings with respect to the issuance of any additional shares that would be available for issuance if this Proposal 4 is approved.
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates
If the Reverse Stock Split Amendment is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the certificate of amendment to our Certificate of Incorporation as filed with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but the Reverse Stock Split will not occur after the 2027 Annual Meeting of Stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment with the Secretary of State, the Board, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.
Beginning at the split effective time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares. After the effective time of the Reverse Stock Split, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities.
Fractional Shares
No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares for which each post-split share is to be reclassified, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date immediately preceding the split effective time. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. To the extent a stockholder is only entitled to receive cash in lieu of fractional shares after the Reverse Stock Split, such stockholder will cease to be a stockholder of the Company.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.
U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a summary of U.S. federal income tax considerations of the proposed reverse stock split to U.S. Holders (as defined below) of our common stock. The discussion does not purport to be a complete analysis of all potential tax considerations. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed reverse stock split.
This discussion is limited to “U.S. Holders” (as defined below) who hold their common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a stockholder, including the impact of the Medicare contribution tax on net investment income, the alternative minimum tax or the special tax accounting rules under Section 451(b) of the Code. In addition, it does not address consequences relevant to holders of common stock that are subject to special rules, including, without limitation:
•Financial institutions;
•Insurance companies;
•Real estate investment trusts;
•Regulated investment companies;
•Grantor trusts;
•Tax-exempt organizations or governmental organizations;
•Brokers, dealers or traders in securities, commodities or currencies, or other persons that elect to use a mark-to-market method of accounting for their holdings in our common stock;
•Stockholders deemed to sell shares of common stock under the constructive sale provisions of the Code;
•Stockholders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes;
•U.S. holders that have a functional currency other than the U.S. dollar;
•Persons that own, or have owned, actually or constructively, more than 5% of our common stock;
•Stockholders that acquired our common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•Stockholders that hold common stock in an individual retirement account, 401(k) plan or similar tax-favored account;
•Certain former citizens or long-term residents of the United States;
•U.S. Holders whose functional currency is not the U.S. dollar; or
•Partnerships or other entities or arrangements classified as partnerships, disregarded entities for U.S. federal income tax purposes (and investors therein), S corporations or other pass-through entities (including hybrid entities).
    If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, each partnership (and other entities treated as partnerships for U.S. federal income tax purposes) holding common stock and each partner in such entity is urged to consult its tax advisor regarding the U.S. federal income tax consequences of the proposed reverse stock split.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed reverse stock split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed reverse stock split, whether or not they are in connection with the proposed reverse stock split.
EACH STOCKHOLDER SHOULD CONSULT ITS TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO ITS PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:
•an individual who is a citizen or resident of the United States;
•a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
Tax Consequences of the Reverse Stock Split

The proposed reverse stock split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. Assuming the proposed reverse stock split qualifies as a recapitalization, a U.S. Holder of our common stock generally should not recognize gain or loss upon the proposed reverse stock split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of common stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed reverse stock split should generally equal the aggregate adjusted tax basis of the shares of the common stock surrendered (reduced by the amount of such basis that is allocated to any fractional share of common stock). The U.S. Holder’s holding period in the shares of our common stock received should generally include the holding period in the shares of common stock surrendered. Each U.S. Holder of shares of our common stock acquired on different dates and at different prices is urged to consult its tax advisor regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of a fractional share of common stock pursuant to the Reverse Stock Split should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of common stock surrendered that is allocated to such fractional share of common stock. Such capital gain or loss will be short term if the pre-reverse split shares were held for one year or less at the effective time of the reverse stock split and long term if held for more than one year. The deductibility of capital losses by individuals and corporations is subject to limitations. Depending on a U.S. Holder’s individual facts and circumstances, it is possible that the receipt of cash in lieu of a fractional share by such U.S. Holder may instead be treated as a distribution under Section 301 of the Code. Each U.S. Holder is urged to consult its tax advisor regarding the possibility that and the considerations of the receipt of cash in lieu of a fractional share being treated as a distribution under Section 301 of the Code.

Information Reporting and Backup Withholding
Payments of cash made in lieu of a fractional share of common stock may, under certain circumstances, be subject to information reporting and backup withholding. To avoid backup withholding, each holder of our common stock that does not otherwise establish an exemption should furnish its taxpayer identification number and comply with the applicable certification procedures.
Backup withholding is not an additional tax and amounts withheld will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Each holder of our common stock should consult its tax advisor regarding the application of the information reporting and backup withholding rules to such holder.
Tax Reporting Regarding the Reverse Stock Split
Assuming the Reverse Stock Split qualifies as a recapitalization within the meaning of Section 368(a) of the Code, each U.S. Holder who receives shares of our common stock in the Reverse Stock Split is required to retain permanent records pertaining to the Reverse Stock Split and make such records available to any authorized IRS officers and employees. Such records should specifically include information regarding the amount, basis and fair market value of all transferred property and relevant facts regarding any liabilities assumed or extinguished as part of such reorganization. Each U.S. Holder who owned at least 5% of our outstanding common stock or who owned our securities with a basis of $1,000,000 or more as of immediately prior to the effective date of the split are required to attach a statement to such U.S. Holder’s tax returns for the year in which the Reverse Stock Split is consummated that contains the information listed in Treasury Regulations Section 1.368-3(b). Such statement must include the U.S. Holder’s tax basis in the U.S. Holder’s common stock and the fair market value of such stock. Each U.S. Holder is urged to consult with its tax advisor regarding its compliance with these rules.
Accounting Consequences
The par value per share of our common stock will remain unchanged at $0.0001 per share following a Reverse Stock Split. As a result, following the Reverse Stock Split, the stated capital on the Company’s balance sheets attributable to common stock will be reduced proportionally based on the Reverse Stock Split ratio, and the additional paid-in capital will be credited with the amount by which the capital is reduced. The net income or loss per share of common stock will be increased as a result of the fewer shares of common stock outstanding. The Reverse Stock Split will be reflected retroactively in our consolidated financial statements.

THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of the Company’s common stock, to file initial reports of ownership and reports of changes in ownership of the Company’s common stock with the U.S. Securities and Exchange Commission (the “SEC”). These reporting persons are also required to furnish the Company with copies of all Section 16(a) forms they file.
Based solely on the Company’s review of copies of such forms received by it, and on written representations from the Company’s directors and executive officers, the Company believes that during the fiscal year ended December 31, 2025, all required Section 16(a) reports were filed on a timely basis, except as described below.
Due to the effects of a federal government shutdown during the applicable period, the processing of EDGAR access codes by the SEC was delayed. As a result, Joseph Dawson, a member of the Company’s Board of Directors, and Heather Hunter, our Chief Operating Officer, were unable to obtain the necessary EDGAR filing codes in a timely manner to submit their required filings. Accordingly, a Form 3 for each of Mr. Dawson and Ms. Hunter and a Form 4 for Mr. Dawson reporting his initial option and restricted stock unit grants and a Form 4 for Ms. Hunter reporting a sale of common stock under her Rule 10b5-1 plan were filed late once EDGAR access was obtained. The Company believes that these late filings were the result of administrative delays outside of the control of the reporting persons and not due to any failure to comply with their reporting obligations. In addition, grants of performance stock units were inadvertently omitted from the Form 4 filings for Dr. Strobeck, Mr. Neri, Ms. Timmins and Tim Chole, our Chief Commercial Officer, reporting such officers' May 20, 2025 equity grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the ownership of shares of common stock as of April 16, 2026 (unless otherwise indicated) with respect to:
• each director and each of the Company’s NEOs;
• all current directors and executive officers as a group; and
• each person known to us as of such date to be the beneficial owner of more than 5% of the shares of common stock outstanding on April 16, 2026.
As of April 16, 2026, there were 39,405,302 shares of Company common stock outstanding. The number of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on April 16, 2026 or within sixty days thereafter through the exercise of any stock option or other right. The persons named in the table have sole voting power and sole dispositive power with respect to the shares of common stock beneficially owned, except as otherwise noted below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)	Percent of Class

Directors and Named Executive Officers(b)
John G. Cooper	160,828	*
Joseph Dawson	—	*
Joan Lau, Ph.D.	138,111	*
Allen Nissenson, M.D.	152,368	*
Robert S. Radie	153,798	*
Mark H. Ravich(c)	166,352	*
Mark Strobeck, Ph.D.	535,512	1.3%
Megan Timmins	202,530	*
Jesse Neri	80,754	*
All directors and current executive officers as a group (11 persons)	1,877,586	4.6%
Greater than 5% Beneficial Holders
Irrevocable Larson Family Investment Trust(d)	3,557,500	9.0%
*Less than 1%.
——————
(a)Includes shares that may be acquired upon exercise of restricted stock units and stock options within 60 days from April 16, 2026, as set forth in the table below.

Name	RSUs	Option Shares

John G. Cooper	50,000	15,378
Joseph Dawson	—	—
Joan Lau, Ph.D.	50,000	25,000
Allen Nissenson, M.D.	50,000	9,772
Robert S. Radie	50,000	10,274
Mark H. Ravich(d)	50,000	15,249
Mark Strobeck, Ph.D.	—	431,558
Megan Timmins	—	140,682
Jesse Neri	—	62,078
All directors and current executive officers as a group (11 persons)	250,000	923,632

(b)The address of all current directors and officers is c/o Rockwell Medical, Inc., 30142 Wixom Road, Wixom, Michigan 48393.

(c)Includes 2,272 shares of common stock beneficially owned by Mr. Ravich as the trustee of trusts. Mr. Ravich is not standing for reelection at the Annual Meeting.

(d)Based on the Form 4 filed with the SEC on April 15, 2025, reflecting transactions on April 10 and 11, 2025, and the Schedule 13G/A filed with the SEC on December 17, 2024, reflecting ownership as of December 12, 2024. The address for the Irrevocable Larson Family Investment Trust is 3608 Lexington Avenue, Dallas, TX 75205.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
Other than as set forth below, we do not have any transaction or series of similar transactions since January 1, 2024, or any currently proposed transaction, to which we were or are a party in which:
• the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two years; and
• any of our directors or executive officers, any beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest (beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to such securities).
Consulting Agreement with Director
In February 2026, the Company entered into a consulting agreement (the “Consulting Agreement”) with Joseph Dawson, a member of the Company’s Board of Directors. Pursuant to the Consulting Agreement, Mr. Dawson provides business development and strategic advisory services to the Company.
The Consulting Agreement has a term of twelve months and may be terminated by either party upon thirty days’ prior written notice. In consideration for the services provided, the Company pays Mr. Dawson a consulting fee of $35,833 per month. During the first three months of 2026, the Company paid Mr. Dawson aggregate fees of $71,666 under the Consulting Agreement. The Consulting Agreement also entitles Mr. Dawson to reimbursement for reasonable and documented expenses associated with the performance of his services.
The Board of Directors has determined that the Consulting Agreement is on terms no less favorable to the Company than those that could have been obtained from an unaffiliated third party.
In accordance with the Company’s Related Party Transaction Policy (as described below), the Audit Committee and the Board (other than Mr. Dawson) reviewed and approved the Consulting Agreement with Mr. Dawson, including a determination that the arrangement is fair to and in the best interests of the Company and its stockholders.
Related Party Transactions Policies
Pursuant to its charter, our Audit Committee is charged with monitoring and reviewing transactions and relationships involving independence and potential conflicts of interest with respect to our directors and executive officers. To the extent any such transactions are proposed, they would be subject to approval by our Audit Committee in accordance with applicable law and the Nasdaq Stock Market rules, which require that any such transactions required to be disclosed in our proxy statement be approved by a committee of independent directors of our Board. In addition, our Code of Business Conduct and Ethics generally requires directors and employees to avoid conflicts of interest. Our Related Party Transactions Policy sets forth the process by which a related party transaction is disclosed, considered and approved.

OTHER MATTERS
Annual Report
A copy of our Annual Report to Stockholders for the year ended December 31, 2025, which includes our Annual Report Form 10-K, accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K with the SEC. We will provide, without charge, to each person being solicited by this Proxy Statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the year ended December 31, 2025. All such requests should be directed to Rockwell Medical’s Investor Relations Department via email at IR@rockwellmed.com or via postal mail at Rockwell Medical, Inc, Attention: Investor Relations, 30142 Wixom Road, Wixom, MI 48393.
Stockholder Proposals
Any proposal by a stockholder of the Company to be considered for inclusion in the proxy statement for the 2027 annual meeting of stockholders must be received by our Secretary by the close of business on December 31, 2026. Such proposals should be addressed to him or her at our principal executive offices and should satisfy the informational requirements applicable to stockholder proposals contained in the relevant SEC rules and our bylaws. If the date for the 2027 annual meeting of stockholders is significantly different than the first anniversary of the Annual Meeting, Rule 14a-8 of the SEC provides for an adjustment to the notice period described above.
For stockholder proposals not sought to be included in our proxy statement, our bylaws provide that, in order to be properly brought before the 2027 annual meeting of stockholders, written notice of such proposal, along with the information required by our bylaws, must be received by our Secretary at our principal executive offices no earlier than the close of business on December 1, 2026 and no later than December 31, 2026. If the 2027 annual meeting of stockholders date has been significantly advanced or delayed from the first anniversary of the date of the Annual Meeting, then notice of such proposal must be given not later than the 120th day before the meeting or, if later, the 10th day after the first public disclosure of the date of the Annual Meeting. A proponent must also update the information provided in or with the notice at the times specified in our bylaws.
Only persons who are stockholders both as of the giving of notice and the date of the stockholders meeting and who are eligible to vote at the stockholders meeting are eligible to propose business to be brought before a stockholders meeting. The proposing stockholder (or the stockholder’s qualified representative) must attend the stockholders meeting in person and present the proposed business in order for the proposed business to be considered.
Householding
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our notice of annual meeting of stockholders, proxy statement, and accompanying documents, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure is intended to reduce our printing costs and postage fees.
Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect other mailings.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the notice of annual meeting of stockholders, proxy statement and accompanying documents, or if you hold shares of common stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Secretary at 30142 Wixom Road, Wixom, MI 48393, or by telephone at (248) 960-9009.
If you participate in householding and wish to receive a separate copy of the notice of annual meeting of stockholders, proxy statement and the accompanying documents (or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future), please contact the Company’s Secretary as indicated above and we will promptly them provide them to you.
Beneficial owners can request information about householding from their banks, brokers or other holders of record.
Other Business
Neither we nor the members of our Board intend to bring before the Annual Meeting any matters other than those set forth in the notice of Annual Meeting, and we and they have no present knowledge that any other matters will be presented for action at the

Annual Meeting by others. If any other matters properly come before such Annual Meeting in accordance with our bylaws, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Megan Timmins
Wixom, Michigan	Megan Timmins
April 30, 2026	Secretary

Appendix A

FORM OF CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF ROCKWELL MEDICAL, INC.
Rockwell Medical, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows:
1. The current name of the Corporation is Rockwell Medical, Inc.
2. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 30, 2019 and amended on May 12, 2022 (as amended, the “Certificate of Incorporation”).
3. The Board of Directors of the Corporation duly adopted resolutions pursuant to Section 242 of the General Corporation Law proposing this Amendment of the Corporation’s Certificate of Incorporation and declaring the advisability of this Amendment to the Certificate of Incorporation and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:
RESOLVED, that Section 4.1 of Article IV of the Certificate of Incorporation be and hereby is deleted in its entirety and the following is inserted in lieu thereof:
Section 4.1    Authorized Stock. Effective as of 12:01 a.m. Eastern Time on [     ] [  ], 2026 (the “Effective Time”), a one-for-[     ] reverse stock split of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”), shall become effective, pursuant to which each [     ] shares of Common Stock issued or outstanding (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of Common Stock automatically and without any action by the Corporation or the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Common Stock following the Reverse Stock Split shall remain at $0.0001 par value per share. No fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment (without interest) equal to the fraction of a share of Common Stock to which such holder would otherwise be entitled multiplied by the closing price of the Common Stock on the first business day immediately prior to the Effective Time (as modified in good faith by the Corporation to account for the Reverse Stock Split ratio).
Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time); provided, however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been reclassified.
The total number of shares which the Corporation shall have authority to issue is [     ] shares, of which [     ] shall be designated as a class of Common Stock, par value $0.0001 per share (the “Common Stock”), and 2,000,000 shall be designated as a class of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”).
4. This Certificate of Amendment to the Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.
5. This Certificate of Amendment to the Certificate of Incorporation shall be effective as of 12:01 A.M. Eastern Time on        .

A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its President and Chief Executive Officer this    day of                     , 2026.

Mark Strobeck, Ph.D President and Chief Executive Officer

A-2

ROCKWELL MEDICAL, INC.
ATTN: MEGAN TIMMINS
30142 WIXOM ROAD
WIXOM, MI 48393

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 11, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/RMTI2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 11, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95609-P52865

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ROCKWELL MEDICAL, INC.

The Board of Directors recommends you vote FOR the following director nominees:

Nominees:	**For**	**Against**	**Abstain**
1a. Joan Lau, Ph.D.	☐	☐	☐
1b. Joseph Dawson	☐	☐	☐

This proxy will be voted, when properly executed, in accordance with the specification made herein. If no instructions are indicated but the card is signed, the shares represented by this Proxy will be voted FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, 2026 Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

We will be conducting our 2026 Annual Meeting of Stockholders virtually at
www.virtualshareholdermeeting.com/RMTI2026.

V95610-P52865

This proxy is solicited by the Board of Directors of Rockwell Medical, Inc.

The undersigned, as a stockholder of record on April 16, 2026, hereby appoints Jesse Neri and Megan Timmins, and each of them, as proxies and attorneys-in-fact with full power of substitution in each of them, in the name, place and stead of the undersigned and hereby authorizes them to vote as proxies all of the shares of common stock, par value $0.0001 per share, of Rockwell Medical, Inc. (the "Company") which the undersigned would be entitled to vote if then personally present at the 2026 Annual Meeting of Stockholders of the Company to be held on June 12, 2026 at 10:00 a.m. Eastern Time, or at any and all adjournments or postponements thereof, upon those matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 30, 2026 (receipt of which is hereby acknowledged) as designated on the reverse side of this form. In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon all such other matters as may properly come before the meeting, including the election of any substitute director nominee selected by the Board of Directors where the director nominee named in the Proxy Statement dated April 30, 2026, is unable to serve or, for good cause, will not serve. The undersigned ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.

Continued and to be signed on reverse side